          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 1999
                                               Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                        CONCENTRIC NETWORK CORPORATION
            (Exact name of Registrant as specified in its charter)

Delaware                                                                           65-0257497
(STATE OR OTHER JURISDICTION OF                                                  (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                                               IDENTIFICATION NUMBER)

                                                1400 PARKMOOR AVE.
                                                SAN JOSE, CA 95126
                                                  (408) 817-2800

     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                      1999 NONSTATUTORY STOCK OPTION PLAN
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                              ------------------
                              MICHAEL F. ANTHOFER
                            Chief Financial Officer
                        CONCENTRIC NETWORK CORPORATION
                              1400 PARKMOOR AVE.
                              SAN JOSE, CA 95126
                                (408) 817-2800
     (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ------------------
                                    Copy to:

                             DAVID J. SEGRE, ESQ.
                              PAUL B. SHINN, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                (650) 493-9300

                                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
              TITLE OF SECURITIES TO                 AMOUNT TO BE  PROPOSED MAXIMUM   PROPOSED MAXIMUM   AMOUNT OF
                   BE REGISTERED                      REGISTERED    OFFERING PRICE       AGGREGATE      REGISTRATION
                                                                       PER SHARE       OFFERING PRICE       FEE
====================================================================================================================
Common Stock, $0.001 par value issuable under:
 1999 Nonstatutory Stock Option Plan                      550,000       $35.5000 (2)    $19,525,000.00     $5,427.95
 1997 Employee Stock Purchase Plan (3)                    302,886       $45.1031 (4)    $13,661,097.54     $3,797.79
                                                          -------                       --------------     ---------
Total                                                     852,886                       $33,186,097.54     $9,225.74
====================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(2) Estimated pursuant to Rule 457(h) of Regulation C solely for the purpose of calculating the registration fee.
(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(4) Estimated pursuant to Rule 457(c) of Regulation C solely for the purpose of calculating the registration fee. The proposed maximum offering price per share with respect to the additional 302,886 shares recently authorized and reserved for issuance under the 1997 Employee Stock Purchase Plan has been estimated to be 85% of the average of the high and low prices reported in the Nasdaq National Market on March 12, 1999.

================================================================================

                        CONCENTRIC NETWORK CORPORATION.
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents and information filed with the Securities and Exchange Commission (the "Commission") by the registrant are incorporated herein by reference:
       (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 000-22575) pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

       (b) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998 (File No. 000-22575) pursuant to Section 13(a) of the Exchange Act.

       (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the latest fiscal year covered by the document referred to in (a) above.

       (c) The description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act, and any description of any securities of the Registrant which is contained in any registration statement filed after the date hereof under
            Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

       All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation

Law. In addition, the registrant maintains liability insurance for its directors and principal executive officers, including insurance against liabilities under the Securities Act of 1933 pursuant to a written agreement with each such director and officer.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 19, 1999.

                                     By: /s/ Henry R. Nothhaft
                                         ---------------------
                                         Henry R. Nothhaft
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry R. Nothhaft and Michael F. Anthofer, jointly and severally, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                                 Title                          Date
------------------------------------  ----------------------------------------  ----------------

/s/ Henry R. Nothhaft                 Director and Chairman of the Board        March 19, 1999
------------------------------------
    Henry R. Nothhaft

/s/ Henry R. Nothhaft                 President, Chief Executive Officer and    March 19, 1999
------------------------------------  Director (Principal Executive Officer)
    Henry R. Nothhaft

/s/ Michael F. Anthofer               Chief Financial (Principal Financial      March 19, 1999
------------------------------------  and Accounting Officer)
    Michael F. Anthofer

/s/ Vinod Khosla                      Director                                  March 19, 1999
------------------------------------
    Vinod Khosla

/s/ Franco Regis                      Director                                  March 19, 1999
------------------------------------
    Franco Regis

/s/ Gary E. Rieschel                  Director                                  March 19, 1999
------------------------------------
    Gary E. Rieschel

/s/ S. Miller Williams                Director                                  March 19, 1999
------------------------------------
    S. Miller Williams

                               INDEX TO EXHIBITS


   Exhibit
   Number                          Description of Document
-------------       --------------------------------------------------
    4.1             1999 Nonstatutory Stock Option Plan
    4.2             1997 Employee Stock Option Purchase Plan (as amended)
    5.1             Opinion of Wilson Sonsini Goodrich & Rosati
   23.1             Consent of Ernst & Young LLP, Independent Auditors
   23.2             Consent of Counsel (contained in Exhibit 5.1)
   24.1             Power of Attorney (see page II-4)